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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549



                         ______________________________

                                    FORM 8-A
                         ______________________________



               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                                NETPLIANCE, INC.
             (Exact name of registrant as specified in its charter)


               Delaware                                 77-0463167
(State of incorporation or organization)    (I.R.S. Employer Identification No.)

7600A North Capital of Texas Highway
           Austin, Texas                                   78731
(Address of principal executive officers)                (Zip Code)


       Securities to be registered pursuant to Section 12(b) of the Act:

     Common Stock, $0.01 par value                  The Nasdaq Stock Market
(Title of each class to be so registered)      (Name of each exchange on which
                                               each class is to be registered)


       Securities to be registered pursuant to Section 12(g) of the Act:

                                (title of class)

                                      None
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Item 1.  Description of Securities to be Registered.
         -------------------------------------------

         For a description of the Registrant's Common Stock, $0.01 par value, see "Description of Capital Stock" contained in the Prospectus which forms a part of the registrant's Registration Statement on Form S-1, Registration No. 333-93545, as filed with the Securities and Exchange Commission on December 23, 1999 under the Securities Act of 1933, as amended, including all amendments to such Registration Statement filed after such date. Such description is incorporated herein by this reference.

Item 2.  Exhibits.
         ---------

         The following exhibits are filed as a part of the registration statement:

1.1  *   Form of Underwriting Agreement among Netpliance and the Underwriters.
3.1  *   Certificate of Incorporation of Netpliance.
3.2  *   Bylaws of Netpliance.
4.1  *   Specimen Certificate for Common Stock.
4.2  *   Amended and Restated Rights Agreement among Netpliance and Watershed
         Capital I, L.P. and John F. McHale dated as of December 3, 1999.
4.3  *   Amended and Restated Series D and Series E Rights Agreement among
         Netpliance and the purchasers of Series D and Series E preferred stock dated February 7, 2000.
---------------

* Incorporated herein by reference to the exhibits of the same number in the registrant's Registration Statement on Form S-1.
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                                   SIGNATURE
                                   ---------


   Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:  February 28, 2000

                              NETPLIANCE, INC.
                              ----------------
                              (Registrant)



                              By:  /s/ James E. Cahill
                                   ----------------------------------
                                   James E. Cahill
                                   Vice President and General Counsel